Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65934, 333-65936, 333-65938, 333-65940, 333-65958, 333-101243, 333-101265, 333-125667 and 333-131164) of Zimmer Holdings, Inc. of our report dated February 26, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 26, 2007